EXHIBIT 4.4


                                  $200,000,000

                           WEINGARTEN REALTY INVESTORS

                                7% Notes due 2011

                               PURCHASE AGREEMENT
                               ------------------

                                                                 July  12,  2001

Banc  of  America  Securities  LLC
J.P.  Morgan  Securities  Inc.
Banc  One  Capital  Markets,  Inc.
Commerzbank  Capital  Markets  Corp.
Daiwa  Securities  SMBC  Europe  Limited
First  Union  Securities,  Inc.
PNC  Capital  Markets,  Inc.
SouthTrust  Securities,  Inc.
Wells  Fargo  Brokerage  Services,  LLC.
     c/o  Bank  of  America  Securities  LLC
Bank  of  America  Corporate  Center
NC1-007-07-01
100  North  Tryon  Street
Charlotte,  NC  28255

Dear  Ladies  and  Gentlemen:

     Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), confirms its agreement with the entities set forth on Schedule 1
                                                                      ----------
hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as provided in Section 11 hereof), for whom Banc of America Securities LLC is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $200,000,000 aggregate principal amount of 7% Notes due 2011 (the "Securities"). The
Securities will be issued under an Indenture, dated as of May 1, 1995 (as amended, modified or supplemented from time to time, the "Indenture"), between the Company (as defined below) and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the "DTC Agreement"), among the Company, the Trustee and DTC. Unless the context otherwise requires, as used herein, "you" and "your" shall mean the parties to whom this Purchase Agreement (this "Agreement") is addressed. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Offering Memorandum (as defined below) relating to the Securities.

     The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Securities Act" or "1933 Act"), in reliance upon an exemption from the registration requirements thereof. The Company will prepare a final offering memorandum dated the date hereof, setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included or incorporated by reference therein. As used in this Agreement "Offering Memorandum" shall mean such final Offering Memorandum, as amended or supplemented, including any information incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Offering Memorandum and any amendments and supplements thereto in connection with the Exempt Resales (as defined below) by the Initial Purchasers.

You have advised the Company that you will offer (the "Exempt Resales") the Securities purchased by you hereunder on the terms set forth in the Offering Memorandum solely to persons (each, a "144A Purchaser") whom you reasonably believe to be "qualified institutional buyers" (as defined in Rule 144A ("Rule 144A") under the Securities Act) (such persons being referred to hereinafter as the "Eligible Purchasers"). Pursuant to the terms of the Securities and the Indenture, respectively, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission")). You will offer the Securities to Eligible Purchasers at varying prices related to prevailing market prices at the time of sale.

Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement, dated the date hereof (the "Registration Rights Agreement"), for so long as such Securities constitute "Registrable Securities" as defined in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein
(i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to notes of the Company with terms identical in all material respects to the Securities (the "Exchange Offer Securities") (except that the Exchange Offer Securities will not contain terms with respect to the transfer restrictions under the Securities Act or the provision for Penalty Interest (as defined in the Offering Memorandum) under certain circumstances) to be offered in exchange for the Securities (such offers to exchange being collectively referred to hereinafter as the "Registered Exchange Offer"), or, under certain circumstances, (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale of the Securities by certain holders, and, in either case, to use its reasonable best efforts to cause such Exchange Offer Registration Statement or Shelf Registration Statement to be declared effective.

     Section 1.  Representations  and  Warranties.
                 --------------------------------

(a) The Company represents and warrants to each of the Initial Purchasers, as of the date hereof, and as of the date of the Closing Time (in each case, a "Representation Date"), as follows:


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(i)  The Offering Memorandum.  Neither the Offering Memorandum nor any amendment or supplement thereto, as of its date and at the Closing Time, contained or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use therein.

(ii) No Other Sales of Securities; No General Solicitation. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

(iii) No Registration or Qualification. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act. The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

(iv) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) that would be required to be disclosed pursuant to such Item 304.

(vi) Financial Statements. The historical financial statements of the Company included or incorporated by reference in the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Offering Memorandum, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission),


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and  all  adjustments  necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information required to be stated therein; and the selected financial data included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein.

(vii) Other Financial Information. The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Offering Memorandum present fairly in all material respects the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; any pro forma consolidated financial statements included or incorporated by reference in the Offering Memorandum present fairly in all material respects the pro forma financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company included or incorporated by reference in the Offering Memorandum, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

(viii) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or any of the real property or improvements thereon owned by the Company or any of its subsidiaries (each, a "Property" and collectively, the "Properties"), whether or not arising in the ordinary course of business, (B) no material casualty, loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, (C) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (D) except for regular quarterly dividends on the Company's outstanding common shares and preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly organized under the laws of the State of Texas, with power and authority to own, lease and operate its Properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement


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and  the  Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(x) No Significant Subsidiary. The Company has no Significant Subsidiary, as defined in Section 1-02 of Regulation S-X.

(xi) Capitalization. The capitalization of the Company is as set forth in the Offering Memorandum and the documents incorporated by reference therein as of the date referenced therein. The authorized, issued and outstanding common shares of the Company have been duly authorized and validly issued and are fully paid.

(xii) Authorization of the Securities. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and such Securities, when issued, authenticated and delivered by the Company pursuant to the provisions of the Indenture against payment of the consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally and by general equity principles (regardless or whether enforcement is considered in a proceeding in equity or at law); such Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Offering Memorandum; and such Securities will be entitled to the benefits provided by the Indenture.

(xiii) Authorization of Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company and the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv) Authorization of Exchange Offer Notes. The Exchange Offer Notes have been duly authorized by the Company for issuance and sale pursuant to the Indenture and the Registration Rights Agreement, and such Exchange Offer Notes, when executed, authenticated, issued and delivered in the manner provided for in the Registration Rights Agreement and the Indenture against payment of consideration therefor in the form of the Securities, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general


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applicability.  Such  Exchange  Offer Notes will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture. The terms of such Exchange Offer Notes conform in all material respects to all statements and descriptions relating thereto contained in the Offering Memorandum.

(xv) Absence of Defaults. Neither the Company nor any of its subsidiaries is in violation of its declaration of trust, charter, by-laws, or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise and the execution, delivery and performance of this Agreement or the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company with obligations hereunder and thereunder have been duly authorized by all necessary action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the agreement of limited partnership, charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree.

(xvi) REIT Qualification. With respect to each taxable year ended December 31, 1996, 1997, 1998, 1999 and 2000, the Company has operated and will continue to operate in such a manner as to qualify to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), the Company qualified as a REIT for its taxable years ended December 31, 1996, 1997, 1998 and 1999, and the Company intends to make a timely election to be taxed as a REIT with respect to the year ending December 31, 2000.

(xvii) Investment Company Act. None of the Company or any of its subsidiaries is, or upon the issuance and sale of the Securities and application of the net proceeds as described in the Offering Memorandum will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

(xviii) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its subsidiaries threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which might result in any material adverse change in the condition, financial


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or  otherwise, or in the earnings, business affairs or business prospects of the
Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the property or assets thereof or which might materially and adversely affect the consummation of this Agreement or the Indenture or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed with the Commission under the 1934 Act or by the 1934 Act Regulations (as defined below) which have not been so filed.

(xix) Intellectual Property. The Company and its subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Offering Memorandum, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xx) Absence of Further Requirements. No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as may be required under the 1933 Act, the 1933 Act Regulations, or the Trust Indenture Act with respect to the Exchange Offer Notes pursuant to the Registration Rights Agreement, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Offering Memorandum, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects, of the Company and its subsidiaries considered as one enterprise and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects, of the Company and its subsidiaries considered as one enterprise.

(xxii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"),


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and,  when  read together with the other information in the Offering Memorandum, at each Representation Date or during the period specified in Section 3(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxiii) No Price Manipulation. None of the Company or any of its subsidiaries, or any of the officers, trust managers, directors or partners thereof, has taken nor will any of them take, directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

(xxiv) Title to Property. Except as otherwise disclosed in the Offering Memorandum and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise:
(A) the Company or its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Offering Memorandum as being owned in fee and, at the Closing Time, the Company or its subsidiaries will have good and marketable title in fee simple to all real property and improvements as described in the Offering Memorandum as being owned in fee; (B) the joint venture interest in each Property described in the Offering Memorandum as being held by the Company through a joint venture, is owned free and clear of all defects by such joint venture; (C) none of the Company nor any of its subsidiaries or, to the knowledge of the Company, any lessee of any portion of the real property or improvements owned by the Company or any of its subsidiaries, is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases such real property or improvements, and neither the Company nor its subsidiaries know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (D) except as disclosed in the Offering Memorandum, no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all the real property and improvements owned by the Company or its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (F) neither the Company nor its subsidiaries have any knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Company or any of its subsidiaries.


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(xxv)  Title  Insurance.  The Company or its subsidiaries has title insurance on each Property indicated in the Offering Memorandum as being owned in fee by the Company (except with respect to each Property described in the Offering Memorandum as held by the Company through a joint venture) in each case in an amount at least equal to (A) the cost of acquisition of such Property or (B) the cost of construction of the improvements located on such Property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xxvi) Environmental Laws. Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials ("Hazardous Materials") on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company.
In connection with the construction on or operation and use of the properties owned or leased by the Company or any of its subsidiaries, the Company represents that, as of the date of this Agreement, it has no knowledge of any material failure by the Company or any of its subsidiaries to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(xxvii) Registration Rights Agreement. The Registration Rights Agreement (A) has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Initial Purchasers, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and (B) conforms in all material respects to the descriptions thereof contained in the Offering Memorandum.

(b) Any certificate signed by any officer of the Company in such capacity and delivered to you or to your counsel in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     Section 2.  Purchase  and  Sale.
                 -------------------

(a) The commitment of the Initial Purchasers to purchase the Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein.

(b) The Company agrees to issue and sell the Securities to each of the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, at a purchase price (the "Purchase Price") of 99.209% of the principal amount of the Securities, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto.
   ----------

(c) Payment of the Purchase Price for, and delivery of, the Securities shall be made at the offices of Sidley Austin Brown & Wood llp or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 a.m., New York time, on July 17, 2001, or at such other date and time as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer or by certified or official bank check or checks in federal or similar same-day funds payable to the order of the Company against delivery to you for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. Subject to Section 6(d) below, the Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days before the Closing Time. Any global security representing Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement. The Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 a.m. on the last business day prior to the Closing Time.

     Section 3.  Covenants  of  the  Company.   The  Company covenants with each
                 ---------------------------
Initial Purchaser  as  follows:

(a) At any time prior to the completion of the placement of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Company will give the Initial Purchasers notice of its intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchasers with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed use, and will not use any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object.

(b) The Company has furnished or will furnish to the Initial Purchasers such number of copies of the Offering Memorandum (as amended or supplemented) as the Initial Purchasers may reasonably request.

(c) At any time prior to the completion of the placement of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, if any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Initial Purchasers a reasonable number of copies of such amendment or supplement.

(d)     The  Company  will endeavor, in cooperation with the Initial Purchasers,
(i) to qualify the Securities and the Exchange Offer Notes for sale under the laws, including real estate syndication laws, of such jurisdictions as the Initial Purchasers may reasonably designate, (ii) to maintain such qualifications in effect so long as required for the sale of the Securities and
(iii) to arrange for the determination of the legality of the Securities for purchase by institutional investors under the laws of such jurisdictions as the Initial Purchaser may reasonably request. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(e) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

(f) The Company shall, during any period in the two years after the Closing Time (or any shorter period provided for in Rule 144(k) under the Securities Act or any successor provision thereto) in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Securities in connection with any sale thereof and any prospective purchaser of Securities from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Act.

(g) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act or render invalid any exemption from the registration requirements under the Securities Act in respect of the Securities.

(h) The Company shall use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through DTC.

(i) The Company will use its best efforts to enable Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Securities.

(j) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

(k) The Company will comply in all material respects with the terms and conditions of the Registration Rights Agreement.

(l) Except for the authorization of actions permitted to be taken by the Initial Purchasers as contemplated herein or in the Offering Memorandum, the Company will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, (ii) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(m) Prior to the Closing Time, the Company will notify the Representative in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate or incomplete in any respect.

(n) The Company will not, during a period of 30 days from Closing Time, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any of the Company's debt securities, except for debt issued pursuant to this Agreement, debt incurred pursuant to the Company's line of credit or other loan agreement as may be in effect from time to time or debt having a maturity of one year or less.

     Section 4.  Payment  of  Expenses.   The Company agrees to pay all expenses
                 ---------------------
incident to the performance of its obligations under this Agreement, including (a) the preparation and printing of the Offering Memorandum (including financial statements and exhibits) and of each amendment and supplement thereto,
(b) the preparation and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities to the Initial Purchasers, including any global securities, (c) the preparation, printing and filing of the Exchange Offer Registration
Statement and/or Shelf Registration Statement (each including the financial statements and exhibits), as applicable, as originally filed and of each amendment thereto, (d) the preparation, printing, and delivery of the prospectuses under such registration statements and of each amendment and supplement thereto, (e) the preparation, issuance and delivery of the Securities, including any global securities, (f) the fees and disbursements of the Company's counsel, accountants, and other advisors or agents (including transfer agents and registrars), (g) the qualification of the Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation and delivery of a blue sky memorandum (the "Blue Sky Memorandum") and any amendment thereto, (h) the delivery to the Initial Purchasers of copies of the Offering Memorandum and any amendments or supplements thereto, (i) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (j) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, and (k) all expenses and listing fees incurred in connection with the application to obtain CUSIP numbers for the Securities.

(a)     Termination  of  Agreement.  If  this  Agreement  is  terminated  by the
        --------------------------
Initial Purchasers in accordance with the provisions of Section 5 and 10 hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     Section 5.  Conditions  of Initial  Purchasers'  Obligations.  The  several
                 ------------------------------------------------
obligations of the Initial Purchasers hereunder are subject to the accuracy, as of the date hereof and as of the Closing Time, of the representations and warranties of the Company herein contained, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Company at or prior to the Closing Time that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(i) All consents, waivers and approvals (including, but not limited to, the consents, waivers and approvals referenced below) necessary for the transactions contemplated by this Agreement, the Indenture, and the Registration Rights Agreement, except as may be required under the Securities Act or the Trust Indenture Act, shall have been obtained and shall be in full force and effect at the Closing Time.

(ii) All trust proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Offering Memorandum, and other legal matters relating thereto and the transactions contemplated thereby shall be satisfactory in all respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b)     At  Closing  Time,  you  shall  have  received:

(1) The favorable opinion, dated as of Closing Time, of Locke Liddell & Sapp LLP, counsel for the Company and the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

(i) The Company has been duly organized and is validly existing under the laws of the State of Texas.

(ii) All of the issued and outstanding common shares of the Company have been duly authorized and validly issued and are fully paid.

(iii) The Company has full power and authority to own, lease and operate the Properties and to conduct its business as described in the Offering Memorandum.

(iv) The Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction set forth on an exhibit to such counsel's opinion.

(v) The authorized, issued and outstanding common shares of the Company are as set forth in the Offering Memorandum (as of the date set forth therein).

(vi) This Agreement has been duly authorized, executed and delivered by the Company.

(vii) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) The Securities are in the form contemplated by the Indenture, have been duly and validly authorized by all necessary action of the Company and such Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Securities, when executed, authenticated and delivered pursuant to the provisions of the Indenture and against payment of the consideration therefor specified in this Agreement and the Exchange Offer Notes, when executed, authenticated and delivered in the manner provided for in the Indenture and issued upon consummation of the Exchange Offer in the manner provided for in the Registration Rights Agreement and the Indenture against payment of the consideration therefor in the form of the Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the provisions of the Indenture.

(ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

(x) To their knowledge, without independent verification, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries which are required to be disclosed in the Offering Memorandum, other than those disclosed therein.

(xi) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Offering Memorandum complied, when so filed, as to form in all material respects with the 1934 Act and the 1934 Act Regulations. In passing upon compliance as to form of such documents, such counsel may assume that the statements made therein are correct and complete.

(xii) No authorization, approval, permit or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement, the Indenture, or the Registration Rights Agreement except such as may be required under the 1933 Act, the 1934 Act, the Trust Indenture Act, state securities laws and the National Association of Securities Dealers Inc.

(xiii) None of the Company or its subsidiaries is, or upon the issuance and sale of the Securities and application of the net proceeds as described in the Offering Memorandum will be, required to be registered under the 1940 Act.

(xiv) To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum other than those described or referred to therein, the descriptions thereof or references thereto are correct in all material respects.

(xv) To the best of such counsel's knowledge except as contemplated in the Registration Rights Agreement there are no persons with registration or other similar rights to have any securities registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, or to require the Company to file any other registration statement, as a result of the offer and sale of the Exchange Offer Notes.

(xvi) The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or assets of the Company or any of its subsidiaries is subject of which such counsel has knowledge, nor will such action result in violation of the provisions of the agreement of limited partnership, the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court order or decree of which such counsel has knowledge.

(xvii) The Company has qualified as a REIT for its taxable years ended December 31, 1996, 1997, 1998, 1999 and 2000 and the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code for the taxable year ended December 31, 2001 and thereafter, provided the Company continues to meet the asset composition, source of income, shareholder diversification, distributions, record keeping, and other requirements of the Code which are necessary for the Company to qualify as a REIT. The Securities will be treated as debt for federal income tax purposes.

(xviii)     The  Securities  and  the Indenture conform in all material respects to the statements  relating  thereto  contained  in  the  Offering  Memorandum.

(xix) The statements set forth in the Offering Memorandum under the captions "Description of the Notes," "Exchange Offer; Registration Rights," "Notice to Investors" and "Certain United States Federal Income Tax Considerations," to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by them and provides a fair summary of the legal matters referred to therein.

(xx) Based upon and assuming the accuracy of the representations and warranties, and assuming the due performance of the covenants and agreements, of the Company and the Initial Purchasers contained in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement, or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with this Agreement and the Offering Memorandum, to register the Securities under the Securities Act; it being understood that no opinion is expressed herein as to any resale of a Security subsequent to such initial resale thereof by the Initial Purchasers. The Indenture is qualified under the Trust Indenture Act.

(2) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Initial Purchasers, with respect to the matters set forth in (i), (vi) to (viii), inclusive, (xviii) and (xx) of subsection (b)(1).

(3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Locke Liddell & Sapp LLP and Sidley Austin Brown & Wood llp shall each additionally state that nothing has come to their attention that would lead them to believe that the Offering Memorandum or any amendment or supplement thereto, except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which counsel need make no statement, as of their respective dates or as of the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections
(b)(1) and (b)(2), respectively, of this Section, Locke Liddell & Sapp LLP and Sidley Austin Brown & Wood llp may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and the Company and (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction. Sidley Austin Brown & Wood llp may additionally rely, as to matters involving the laws of the State of Texas, upon the opinion of Locke Liddell & Sapp LLP.

(c) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or any of the Properties, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Company threatened against the Company, any of its subsidiaries or any of the Properties before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries, considered as one enterprise or any of the Properties; and you shall have received a certificate of the Chief Executive Officer and President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company in such capacity, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though expressly made at Closing Time.

(d) At the date hereof, you shall have received a letter dated such date from Deloitte & Touche LLP, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations thereunder; (ii) it is their opinion that the consolidated financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Offering Memorandum and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minute books of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Offering Memorandum), nothing has come to their attention which causes them to believe (A) that any material modifications should be made to the unaudited condensed financial statements of the Company and its subsidiaries included in the Offering
Memorandum for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or (B) at a specified date not more than three days prior to Closing Time, there has been any change in the capital of the Company or the Company or in the consolidated long term debt of the Company or the Company or any decrease in consolidated net current assets or net assets of the Company or the Company, as compared with the amounts shown in the most recent applicable consolidated balance sheet included or incorporated by reference in the Offering Memorandum or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Offering Memorandum to a specified date not more than three days prior to Closing Time, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, funds from operations, net income or net income per share (in the case of the Company) of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Offering Memorandum disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Offering Memorandum and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries, as the case may be, identified in such letter.

(e) At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Exchange Offer Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Exchange Offer Notes, as herein contemplated shall be satisfactory in form and substance to you and counsel for the Initial Purchasers.

(f) At or prior to the Closing Time, the Securities shall be rated "A3" by Moody's and "A" by S&P and the Company shall have delivered to the Initial Purchasers evidence satisfactory to the Initial Purchasers, confirming that the Securities have such ratings; and since the date of the Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such securities rating organization shall have publicly announced that it has under surveillance or review any rating of the Securities.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 7, 8, 9 and 14 shall survive any such termination and remain in full force and effect.

     Section 6.  Subsequent  Offers  and  Resales  of  the Securities.   Each of
                 ----------------------------------------------------
the Initial Purchasers and the Company hereby establishes and agrees to observe the following procedures in connection with the offer and sale of the
Securities:

(a) Offers and sales of the Securities will be made by the Initial Purchasers only to persons that are reasonably believed to qualify as Eligible Purchasers.

(b) None of the Initial Purchasers nor any affiliate thereof (as defined in Rule 501(b) of Regulation D) may solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

(c) In the case of a non-bank purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Eligible Purchaser.

(d) No sale of Securities to any one purchaser shall be for less than $100,000 principal amount. No Securities will be issued in a principal amount less than $100,000. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $100,000 principal amount of the Securities.

(e) The transfer restrictions and the other provisions set forth in the Offering Memorandum, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to subsequent purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

(f) In connection with its original placement of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable due diligence inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective subsequent purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available to prospective subsequent purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

(g) Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its affiliates not, to purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any affiliate shall submit such Securities to the Trustee for cancellation.

     Section 7.  Indemnification.   1.  The Company hereby agrees  to  indemnify
                 ---------------
and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

(iii) against any and all expense whatsoever (including, the fees and disbursements of counsel chosen by the Representative) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided,  however,  that  this indemnity agreement shall not apply to any loss,
--------   -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through you expressly for use in the Offering Memorandum (or any amendment or supplement thereto).


(b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and the Company, and each person, if any, who controls the Company or the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through you expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 8.  Contribution.   In  order  to  provide  for  just and equitable
                 ------------
contribution incircumstances  in which the indemnity agreement provided for in
Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand and the Initial Purchasers on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Initial Purchasers, as incurred, in such proportions that the Initial Purchasers are responsible for that portion represented by the percentage that the discount appearing on the cover page of the applicable Offering Memorandum bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within
--------  -------
the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Initial Purchaser and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. The Initial Purchasers' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase commitments and not joint. For purposes of this Section 8, the Company and its subsidiaries shall be deemed one party jointly and severally liable for any obligations hereunder.

     Section 9.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or investigation made by or on behalf of any Initial Purchaser or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

     Section 10. Termination  of  Agreement.
                 --------------------------

(a) You may also terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and any of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any of the securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or (iv) the rating assigned by any nationally recognized statistical rating organization to any securities of the Company as of the date of this Agreement shall have been lowered or withdrawn since such date or if any such rating organization shall have publicly announced that it has placed any securities of the Company under surveillance or review.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 11 hereof and provided further that Sections 4, 7, 8, 9 and 14 hereof shall survive such termination and remain in full force and effect.

     Section 11. Default  by  One or More of the Initial Purchasers.  If  one or
                 --------------------------------------------------
more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased pursuant to this Agreement, the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Initial Purchasers, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers.

     No  action  taken  pursuant  to  this  Section shall relieve any defaulting
Initial Purchasers from liability in respect of its default under this Agreement.

     In the event of any such default which does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.

     Section 12. Notices.   All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to them c/o Banc of America Securities LLC at Bank of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, NC, 28255, Attention: Lynn T. McConnell; and notices to the Company shall be directed to it at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008,
Attention: Stephen C. Richter, Executive Vice President and Chief Financial Officer.

     Section 13. Parties.   This Agreement shall  inure to the benefit of and be
                 -------
binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 7 and 8 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     Section 14. Governing Law and Time.   This Agreement  shall  be governed by
                 ----------------------
and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     Section 15. Counterparts.  This  Agreement  may be executed in one or  more
                 ------------
counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                           Very  truly  yours,

                                           WEINGARTEN  REALTY  INVESTORS

                                           By:  ________________________________
                                           Name:________________________________
                                           Title:_______________________________



CONFIRMED  AND  ACCEPTED,
  as  of  the  date  first
  above  written:


BANC  OF  AMERICA  SECURITIES  LLC
J.P.  MORGAN  SECURITIES  INC.
BANC  ONE  CAPITAL  MARKETS,  INC.
COMMERZBANK  CAPITAL  MARKETS  CORP.
DAIWA  SECURITIES  SMBC  EUROPE  LIMITED
FIRST  UNION  SECURITIES,  INC.
PNC  CAPITAL  MARKETS,  INC.
SOUTHTRUST  SECURITIES,  INC.
WELLS  FARGO  BROKERAGE  SERVICES,  LLC.


By:  Banc  of  America  Securities  LLC


By:  ___________________________________
Name:  _________________________________
Title:  ________________________________

On  behalf  of  the  other  Initial  Purchasers


SCHEDULE 1
                                      Principal Amount
Initial Purchaser                       of Securities
------------------------------------  ----------------
Banc of America Securities LLC . . .  $   159,000,000
J.P. Morgan Securities Inc.. . . . .       20,000,000
Banc One Capital Markets, Inc. . . .        3,000,000
Commerzbank Capital Markets Corp.. .        3,000,000
Daiwa Securities SMBC Europe Limited        3,000,000
First Union Securities, Inc. . . . .        3,000,000
PNC Capital Markets, Inc.. . . . . .        3,000,000
SouthTrust Securities, Inc.. . . . .        3,000,000
Wells Fargo Brokerage Services, LLC.        3,000,000
                                      ----------------
                                      $   200,000,000
                                      ================